UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
BRANDYWINE REALTY TRUST
BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in its charter)

MARYLAND (Brandywine Realty Trust) DELAWARE (Brandywine Operating Partnership, L.P.)	001-9106 000-24407	23-2413352 23-2862640

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 East Lancaster Avenue, Suite 100 Radnor, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 325-5600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Credit Facility Maturity Date Extension
On March 31, 2011, we exercised our right under our $600.0 million unsecured revolving credit facility (the “Credit Facility”) to extend the maturity date from June 29, 2011 to June 29, 2012 pursuant to Article 3.5(b) of the Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) originally entered into on June 29, 2007. We will pay an extension fee equal to 15 basis points of the committed amount under the Credit Facility on or before the stipulated date of June 29, 2011. The interest rate on the Credit Facility is currently LIBOR plus 0.725% per annum. Other terms and conditions under the Credit Facility remain unchanged.
JPMorgan Chase Bank, N.A. serves as Administrative Agent, Swing Lender and Issuing Lender and Bank of America, N.A. serves as Syndication Agent and Issuing Lender. We filed a copy of the Credit Agreement as an exhibit to a Current Report on Form 8-K on July 2, 2007.
Term Loan Maturity Date Extension
On March 31, 2011, we exercised our right under our $183.0 million unsecured Term Loan (the “Term Loan”) to extend the maturity date from June 29, 2011 to June 29, 2012 pursuant to Article 3.5(b) of the Term Loan Agreement originally entered into on October 15, 2007. We will pay an extension fee equal to 15 basis points of the outstanding principal balance on or before the stipulated date of June 29, 2011. The interest rate on the Term Loan is currently LIBOR plus 0.800% per annum. Other terms and conditions under the Term Loan remain unchanged.
We had previously extended the maturity date to June 29, 2011 on July 20, 2010.
Citizens Bank of Pennsylvania serves as Administrative Agent and Lender and RBS Securities Corporation serves as Lead Arranger and Sole Bookrunner. We filed a copy of the Term Loan Agreement as an exhibit to a Current Report on Form 8-K on October 16, 2007.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01 above

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership, its sole General Partner
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: April 1, 2011